EXHIBIT 4.20

CLIFFORD                                                     CLIFFORD CHANCE LLP
CHANCE



                                [__________] 2008



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                                PLEDGE AGREEMENT
                                  IN RESPECT OF
                          SECURITIES HELD IN EUROCLEAR
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                   GRACECHURCH CARD PROGRAMME FUNDING LIMITED
                                   AS PLEDGOR

                                       AND

                              THE BANK OF NEW YORK
                                   AS PLEDGEE

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                                    CONTENTS

CLAUSE                                                                      PAGE

1.     DEFINITIONS.............................................................1

2.     COVENANT TO PAY - SOLIDARITE ACTIVE.....................................2

3.     PLEDGE..................................................................2

4.     PERFECTION OF THE PLEDGE................................................2

5.     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS............................3

6.     SCOPE OF THE PLEDGE.....................................................3

7.     DISCHARGE OF THE PLEDGE.................................................4

8.     ENFORCEMENT.............................................................4

9.     RIGHTS CUMULATIVE.......................................................5

10.    PLEDGEE'S DUTIES........................................................5

11.    EXPENSES................................................................5

12.    NOTICES.................................................................5

13.    SEVERABILITY............................................................5

14.    WAIVER..................................................................5

15.    TRANSFERABILITY.........................................................5

16.    COMMON TERMS............................................................6

17.    APPLICABLE LAW AND JURISDICTION.........................................6

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                                PLEDGE AGREEMENT

BETWEEN:

1. GRACECHURCH CARD PROGRAMME FUNDING LIMITED, a public limited liability company incorporated in Jersey, Channel Islands, with company number 98638, with its registered office at 26 New Street, St. Helier, Jersey (the "PLEDGOR"), and

2. THE BANK OF NEW YORK, a New York banking corporation acting through its London branch located at 48th Floor, One Canada Square, London E14 5AL, United Kigndom, in its capacity as Note Trustee (the "PLEDGEE").


WHEREAS:

The pledgor has established a medium term note programme (the "PROGRAMME") pursuant to which notes may be issued from time to time. The notes are to be constituted in the manner stated in a trust deed dated [________] 2008 made between the Pledgor as Issuer and the Pledgee as Note Trustee (the "NOTE TRUST DEED") and the Series [__] Supplement to the Note Trust Deed dated of even date herewith between, inter alios the Pledgor and the Pledgee (the "NOTE TRUST DEED SUPPLEMENT").

It is a condition of the Programme that the Pledgor enter into this Agreement and grants to the Pledgee a pledge over a portfolio of securities deposited by the Pledgee in Euroclear, a securities custody and clearing system operated in Brussels by Euroclear Bank SA/NV ("EUROCLEAR") recognised as a central depository for the purposes of the Belgian Royal Decree No. 62.

The Pledgee is a participant in Euroclear.

IT HAS BEEN AGREED AS FOLLOWS:

1.      DEFINITIONS

        Terms defined in the Note Trust Deed and each Note Trust Deed Supplement shall, unless otherwise defined herein, have the same meaning herein, and the following terms shall have the meaning described hereunder, in either case unless the context otherwise requires:

        "COLLATERAL ACCOUNT" means the securities account No. [____________] held in Euroclear in the name of the Pledgee;

        "EUROCLEAR SECURITIES" means the [________] medium term note certificate[s] issued by Barclaycard Funding PLC, a public limited company incorporated in England and Wales, and having its registered office at 1, Churchill Place, London E14 5HP;

        "ROYAL DECREE NO. 62" means the co-ordinated Royal Decree No. 62 of 10 November 1967 on the deposit of fungible financial instruments and the settlement of transactions in respect of these instruments, as amended from time to time; and

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        "SECURED CREDITORS" means the Note Trustee, the Noteholders and the
        Swap Counterparty.

2.      COVENANT TO PAY - SOLIDARITE ACTIVE

2.1 The Pledgor undertakes to pay to the Pledgee the amount of each of the Secured Obligations owing to the Secured Creditors on the respective due date thereof in accordance with the terms thereof. Without prejudice to the rights of the Secured Creditors, the Pledgee shall consequently be the obligee of the Pledgor with respect to the Secured Obligations and shall be entitled in its own name to claim performance thereof, and there shall be a solidarite active/actieve hoofdelijkheid between the Pledgee and the Secured Creditors in relation thereto. However, any payment of a Secured Amount duly made in accordance with the Transaction Documents to any Secured Creditor to which such Secured Amount was owed shall also discharge the Pledgor's obligations to the Pledgee hereunder in respect of such Secured Amount and to the extent of such payment.

2.2 The Pledgor and the Pledgee acknowledge that the obligations of the Pledgor under Clause 2.1 are of a commercial (and not civil) nature and that this Agreement consequently constitutes a commercial pledge.

3.      PLEDGE

3.1 The Pledgor hereby pledges the Euroclear Securities to the Pledgee, as security for the due performance of all obligations (present or future, actual or contingent) of the Pledgor owing to the Pledgee under Clause
        2.1 (the "SECURED LIABILITIES", which terms shall also include the obligations of the Pledgor under Clauses 10 and 11).

3.2 The Pledgor acknowledges that any monies standing from time to time to the credit of the Euroclear cash account associated with the Collateral Account, whether such monies proceed from the sale or repayment of Euroclear Securities or otherwise, represent a claim against Euroclear which is owed to the Pledgee exclusively, and that the Pledgor has no right whatsoever against Euroclear in respect of such monies or claim. Should, however, the Pledgor have any such right pursuant to mandatory provisions of Belgian law or otherwise, then the Pledgor hereby pledges such rights to the Pledgee as security for the Secured Liabilities.

        For the avoidance of doubt, the parties confirm that the rights of the Pledgor against the Pledgee in connection with such monies are subject to the security created by the Note Trust Deed and the Note Trust Deed Supplement.

4.      PERFECTION OF THE PLEDGE

4.1 The parties acknowledge that the Euroclear Securities shall be subject to the fungibility regime organised by the Royal Decree No. 62.

4.2 The Pledgor shall arrange, forthwith upon execution hereof, for the Euroclear Securities to be transferred to the Collateral Account.

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4.3     The Pledgee shall treat the Collateral Account as a special account specifically opened for the purpose of holding collateral, whether or not exclusively in the context of this Agreement, and undertakes that it will not use the Collateral Account for any other purposes.

5.      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1     The Pledgor represents, warrants and undertakes to the Pledgee that:

        (a) The Pledgor is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and not in liquidation, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution and performance of this Agreement has been duly taken.

        (b) The Pledgor owns, or will at the time of their being credited to the Collateral Account own, the Euroclear Securities free and clear of any encumbrances.

(c) This Agreement does not violate any contractual or other obligation binding upon the Pledgor.

(d) There is no floating charge (gage sur fonds de commerce / pand op handelszaak) or similar foreign law security in existence on the business of the Pledgor other than as specified in the Note Trust Deed.

5.2     The Pledgor undertakes as follows:

        (a) The Pledgor shall not dispose of the Euroclear Securities, shall not create any other pledge, charge or encumbrance in respect of the Euroclear Securities (irrespective of whether ranking behind the pledge created hereby), and shall not permit the existence of any such pledge, charge or encumbrance.

        (b) The Pledgor shall procure that no executory seizure (saisie execution/uitvoerend beslag) is made on the Euroclear Securities, and that any conservatory seizure (saisie conservatoire/bewarend beslag) thereon is lifted within 30 days of its first being made.

(c) The Pledgor shall cooperate with the Pledgee and sign or cause to be signed all such further documents and take all such further action as the Pledgee may from time to time reasonably request to perfect and protect the pledge of the Euroclear Securities and to carry out the provisions and purposes of this Agreement.

6.      SCOPE OF THE PLEDGE

6.1 This pledge shall be a continuing security, shall remain in force until expressly released in accordance with Clause 7.1, and shall in particular not be discharged by reason of the

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        circumstance that there is at any time no Secured Liability currently owing from the Pledgor to the Pledgee.

6.2 This pledge shall not be discharged by the entry of any Secured Liabilities into any current account, in which case this pledge shall secure any provisional or final balance of such current account up to the amount in which the Secured Liabilities were entered therein.

6.3 The Pledgee may, but shall not be under any obligation, in accordance with the Note Trust Deed and the Note Trust Deed Supplement, at any time without discharging or in any way affecting this pledge (a) grant the Pledgor any time or indulgence, (b) concur in any moratorium of the Secured Obligation or the Secured Liabilities, (c) amend the terms and conditions of the Secured Obligations or the Secured Liabilities, (d) abstain from taking or perfecting any other security and discharge any other security, (e) abstain from exercising any right or recourse or from proving or claiming any debt and waive any right or recourse, and
        (f) apply any payment received from the Pledgor or for its account towards obligations of the Pledgor other than the Secured Liabilities or the Secured Amounts.

7.      DISCHARGE OF THE PLEDGE

7.1 This pledge shall be discharged by, and only by, the express release thereof granted by the Pledgee in accordance with the terms of the Note Trust Deed.

7.2 The Pledgee shall grant an express release of this pledge, without delay upon demand of the Pledgor, as soon as all Secured Liabilities shall have been finally discharged and there is no possibility of any further Secured Liability coming into existence. Forthwith upon such release being granted, the Pledgee shall transfer the Euroclear Securities to such Euroclear account as the Pledgor may designate.

7.3 Any release of this pledge shall be null and void and without effect if any payment received by any Secured Creditor or the Pledgee and applied towards satisfaction of all or part of the Secured Obligations or the Secured Liabilities (a) is avoided or declared invalid as against the creditors of the maker of such payment, or (b) becomes repayable by such Secured Creditor or the Pledgee to a third party, or (c) proves not to have been effectively received by such Secured Creditor or the Pledgee.

8.      ENFORCEMENT

        The Pledgee shall be entitled to enforce the security created by this Agreement in accordance with the procedure set out in article 8, ss.1 of the Law of 15 December 2004 on Financial Collateral, ie pursuant to the rules of Belgian law and without the need of a prior authorization from the Belgian courts. Such enforcement may take place at any time upon or after the occurrence of an event of default, howsoever described, in connection with the Secured Liabilities and as long as such event of default shall be continuing.

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9.      RIGHTS CUMULATIVE

        The rights of the Pledgee hereunder are cumulative with all its rights under the Note Trust Deed and all other Series [__] Documents in respect of the Notes.

10.     PLEDGEE'S DUTIES

        The Pledgee shall not be liable for any acts or omissions including, without limitation, acts or omissions with respect to the Euroclear Securities, except in case of gross negligence or wilful misconduct. The Pledgee shall not be under any obligation to take any steps necessary to preserve any rights in the Euroclear Securities against any other parties, but may do so at its option, and all expenses incurred in connection therewith shall be for the account of the Pledgor. If any such expenses are borne by the Pledgee, the Pledgor shall on first demand reimburse the Pledgee therefor, and this reimbursement obligation shall be part of the Secured Liabilities.

11.     EXPENSES

        All expenses and duties in connection with this Agreement, in particular with regard to the establishment and perfection of this pledge, its enforcement and the granting of any release, shall be borne by the Pledgor. If any such expenses or duties are borne by the Pledgee, the Pledgor shall on first demand reimburse the Pledgee therefor, and this reimbursement obligation shall be part of the Secured Liabilities.

12.     NOTICES

        Any notice in connection herewith shall be made in accordance with the provisions of the Note Trust Deed.

13.     SEVERABILITY

        The invalidity or unenforceability of any provisions hereof shall not affect the validity or enforceability of this Agreement or of any other provision hereof.

14.     WAIVER

        No failure on the part of the Pledgee to exercise, or delay on its part in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right preclude any further or other exercise of such right or the exercise by the Pledgee of any other right.

15.     TRANSFERABILITY

        The benefit of this pledge, the covenant to pay under Clause 2.1 and this Agreement generally shall pass automatically to any successor trustee or co-trustee appointed in accordance with Clauses 16.2 and
        16.3 of the Note Trust Deed. Such successor trustee

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        or as the case may be co-trustee shall henceforth be regarded as a
        Pledgee for all purposes of this Agreement.

16.     COMMON TERMS

        Clauses 8 (Non petition and limited recourse) and 10 (Obligations as corporate obligations) of Part A (General Legal Provisions) of Schedule 2 (Common Terms) of the Issuing Entity Master Framework Agreement referred to in the Note Trust Deed shall apply to and be binding on the parties to this Pledge Agreement as if set out in full in this Pledge Agreement.

17.     APPLICABLE LAW AND JURISDICTION

        This Agreement shall be governed by Belgian law. The Pledgor agrees for the benefit of the Pledgee that any dispute in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts of Brussels, without prejudice however to the rights of the Pledgee to take legal action before any other court of competent jurisdiction. For the purposes of any legal action in connection with this Agreement, the Pledgor elects domicile at the offices of Mr Patrick Verhamme, bailiff at Boulevard des Invalides 131, Box 1, 1160 Brussels and undertakes at all times to maintain an elected domicile in Brussels.


Made in two originals on [__________] 2008.


GRACECHURCH CARD PROGRAMME FUNDING LIMITED



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THE BANK OF NEW YORK



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